                                                                   EXHIBIT 10.10

                                  MASTER LEASE

     This "LEASE," dated as of March 18, 1987, is made by and between GREYHOUND LINES, INC., a California corporation ("Lessor") and GLI REALTY COMPANY, a Delaware corporation ("Lessee").

     1. RECITALS. Pursuant to Section 2.1 of that certain "Acquisition Agreement" dated December 22, 1986, among The Greyhound Corporation, Lessor, GLI Operating Company, GLI Holding Company, GLI Bus Operations Holding Company, and GLI Merger Company, Lessor has agreed to lease certain facilities to Lessee and Lessee has agreed to lease such facilities from Lessor on the terms and conditions set forth herein.

     It is contemplated pursuant to Section 7.02 of the Acquisition Agreement that subsequent to the execution hereof Lessor will change its name to "Transportation Leasing Co." and that Lessee's parent corporation, GLI Operating Company, a Delaware corporation, will change its name to "Greyhound Lines, Inc." Notwithstanding such similarity of names all references herein to Greyhound Lines, Inc. are intended to refer to Lessor, a California corporation, as it exists on the date hereof and shall hereafter apply to Lessor regardless of such other names under which it may subsequently operate.

     2. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, those parcels of real property situated at the locations described in Exhibits "A" and "B" attached hereto ("Terminal(s)" or "Premises"), together with all improvements thereon and appurtenances thereto, subject to any existing leases, licenses or easements for portions of the Premises previously granted by Lessor. The Terminals described in Exhibit "A" (the "Owned Terminals") are owned by Lessor, and the
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Terminals described in Exhibit "B" (the "Subleased Terminals") are leased by
Lessor under written leases described in Exhibit "B". The written leases of the Subleased Terminals described in Exhibit "B" are referred to herein as "Prime Leases". In addition to the provisions of this Lease, the Subleased Terminals are subject to the terms and conditions of the Prime Leases and to the additional provisions set forth in Exhibit "C" attached hereto.

     3. TERM.

          3.1 Term. The "Term" of this Lease shall be five (5) years, beginning March 19, 1987 and expiring March 18, 1992, or with respect to the Subleased Terminals, any earlier expiration date provided for in any Prime Lease, unless sooner terminated pursuant to any provision hereof.

          3.2 Termination by Lessor. (a) During each "Lease Year" of this Lease (the twelve month period beginning March 19 and ending March 18), Lessor shall have the right to terminate this Lease with respect to any seven (7) of the Owned Terminals at any time during the Lease Year, except that during the fifth Lease Year, Lessor shall have the right to terminate this Lease with respect to eight (8) of the Owned Terminals. Lessor shall give Lessee at least six (6) months advance written notice of the termination date of each such Terminal, except with respect to the Owned Terminals located in Cleveland, Ohio, San Francisco, California, and St. Louis, Missouri, as to which 3 Terminals Lessor shall give Lessee at least one (1) year advance written notice of the termination date. Any termination election by Lessor, once exercised, may not be revoked without Lessee's approval. Effective upon the termination date for any Terminal, this Lease shall terminate with respect to such Terminal,

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     provided, however, that such termination shall not affect any of the rights or obligations of the parties which may have accrued, or liabilities, accrued or otherwise, which may have arisen prior to termination.

          (b) In addition, it is hereby agreed that the termination date with respect to the following Subleased Terminals shall be the dates set forth below, unless Lessor provides written notice to Lessee, at least one (1) year prior to the applicable date for a Subleased Terminal, that this lease shall not terminate with respect to such Terminal on the specified date. Lessor's notice shall also advise Lessee of the date when this Lease will terminate or expire with respect to such Subleased Terminal:

                    SUBLEASED TERMINAL                 TERMINATION DATE
                --------------------------        --------------------------
                Chicago, Illinois                 December 31, 1989
                San Jose, California              December 30, 1987
                Dallas, Texas                     December 31, 1989
                San Diego, California             December 14, 1989
                Kansas City, Missouri             June 29, 1987*
                St. Petersburg, Florida           September 30, 1987*

          * (Notwithstanding the stated termination date Lessee shall have the benefit of any extended terms or earlier termination rights provided for in the Kansas City, Missouri, and/or St. Petersburg, Florida, Prime Leases in respect of delays in completion or rapid completion of alternate terminals for Lessee's operations).

          Any terminations of this Lease with respect to Subleased Terminals shall be included in the terminations permitted in paragraph 3.2(a).

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          3.3 Termination by Lessee. At any time after the expiration of the second Lease Year, Lessee shall have the right to terminate this Lease with respect to any of the Owned Terminals provided that in no event may Lessee exercise such right with respect to more than five (5) of the Owned Terminals during any Lease Year. Lessee shall give Lessor at lease one (1) year advance written notice of the termination date of each such Terminal (it is agreed that a termination notice may be given prior to the end of the second Lease Year so long as it does not specify a termination date prior to the end of the second Lease Year). Effective upon the termination date for any Terminal, this Lease shall terminate with respect to such Terminal, provided, however, that such termination shall not affect any of the rights or obligations of the parties which may have accrued, or liabilities, accrued or otherwise, which may have arisen prior to termination.

     4. RENT.

          4.1 Base Rent. Lessee shall pay to Lessor as rent for the use of the Premises base rent as set forth in Exhibit "D" attached hereto, payable in advance on or before the first day of each calendar month of the Term. Rent for any period less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable to Lessor at 1842 Greyhound Tower, Phoenix, Arizona 85077 or to such other person or at such other place as Lessor may designate by notice as provided herein. In the event this Lease is terminated with respect to any Terminal, the base rent shall be reduced, effective as of the date of termination, by the amount of base rent attributable to the Terminal in question as specified on Exhibit "D".

          4.2 Additional Rent. Lessee shall pay all taxes, insurance premiums, operating expenses, and other expenses

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     associated with the Premises, including but not limited to those items described in detail in this Lease, but excluding only the base rents required to be paid under the Prime Leases, which shall remain Lessor's obligation. The expenses and any other amounts payable by Lessee under this Lease shall be additional rent, and Lessor shall have the same rights and remedies for nonpayment of additional rent that Lessor has for nonpayment of monthly base rent.

          4.3 Interest. If any payment required to be made pursuant to this Lease is not made within ten (10) days of the date on which it is due, then it shall bear interest at the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due until paid.

          4.4 Net Lease. This Lease shall be deemed and construed to be a "net lease" and Lessee shall pay to Lessor absolutely net throughout the Term of this Lease the rent and other payments due hereunder, free of any charges, assessments, impositions, expenses or deductions of any kind and without abatement, deduction or set-off, and, except for the base rents required to be paid under the Prime Leases, which shall remain Lessor's obligation, under no circumstances or conditions, whether now existing or hereafter arising, shall Lessor be expected or required to make any payment of any kind whatsoever or be under any obligation or liability hereunder, and Lessee agrees to pay all costs and expenses of every kind and nature whatsoever arising out of or in connection with the Premises which may arise during the Term of this Lease or be reasonably allocable to Lessee, and which, except for the execution and delivery hereof, would otherwise have been payable by Lessor.

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          4.5  Rent Deferral During Work Stoppage. If, at any time during the first three and one-half (3 1/2) Lease Years, there shall occur a strike, lockout or labor controversy or the entry of any injunction respecting a labor dispute affecting Lessee's operations (such events are referred to as "Work Stoppage"), which materially impairs Lessee's operations at one or more Terminals, then Lessee shall be entitled to defer the payment of the Base Rent described in paragraph 4.1 with respect to the Terminals affected by the Work Stoppage for the duration of the Work Stoppage but in no event more than six (6) months. Upon cessation of the Work Stoppage or, if earlier, upon the date six (6) months after commencement of the Work Stoppage, Lessee shall deliver to Lessor its promissory note for the amount of the deferred Base Rent, bearing interest at the rate of eleven percent (11%) per annum, due and payable one (1) year from the date of such note. Lessee shall only be entitled to defer the payment of Base Rent to Lessor due to a Work Stoppage, and in no event may Lessee defer the payment of Additional Rent as described in paragraph 4.2.

     5.  USE.

          5.1 Use. The Premises shall be used by Lessee for the conduct of Lessee's business operation of a bus terminal, for the loading and unloading of passengers, baggage, mail, and package express, and for uses incidental thereto.

          5.2 Compliance with Law. Lessee, at Lessee's expense, shall at all times comply with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term regulating the use by Lessee of the Premises; provided, however, that all matters relating to compliance with environmental laws and related matters shall be governed by the

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     Acquisition Agreement. Lessee shall not use the Premises in any manner which tends to create waste or a nuisance.

          5.3 Condition of Premises. Lessee hereby accepts the Premises in the physical condition existing as of the date of this Lease, AS IS -- WHERE IS, and acknowledges that the Premises are subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts the Lease subject thereto and to all matters disclosed thereby and by any Exhibits hereto. The foregoing, however, shall not be construed as a waiver by Lessee of the benefit of any of the representations, warranties, indemnities, covenants, or other rights set forth herein or in the Acquisition Agreement and/or the exhibits hereto or thereto.

     6. EXISTING LEASES. The existing leases entered into by Lessor for portions of the Premises are described in Exhibit "E" attached hereto ("Existing Leases"). Lessee acknowledges receipt of a copy of each Existing Lease. Lessor hereby assigns to Lessee, its successors and assigns, all of Lessor's right, title and interest in and to such Existing Leases, which shall be subleases between Lessee and the tenants under such leases effective as of the date of this Lease for the period of the Term of this Lease; provided, however, that Lessor reserves the rights of termination contained in such Existing Leases. Upon the giving of any notice of termination of this Lease with respect to any or all Terminals, Lessor shall have the right either to request Lessee to terminate the Existing Leases relating to the affected Terminals, or Lessor may terminate such Existing Leases directly, but in either event Lessor shall be liable for payment of any termination penalties or damages arising as a result of such termination of Existing Leases. Lessee, for itself and its successors and assigns, does hereby accept, assume, take over, and succeed to all

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Lessor's right, title and interest in and to such Existing Leases and all their terms, conditions, provisions, covenants and obligations, and Lessee hereby covenants to fully and faithfully make, keep and perform all such terms, conditions, provisions, covenants and obligations effective upon the date of this Lease for the period of the Term of this Lease. Lessor hereby indemnifies and holds Lessee harmless from any and all claims arising from any breach or default in the performance of any of Lessor's obligations under such Existing Leases or from any other activity or matter related to or arising from any of such Existing Leases and accrued prior to the commencement of the Term of this Lease, including any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action brought thereon.

     Upon the expiration of the Term of this Lease or any earlier date upon which this Lease shall terminate with respect to any or all Terminals, Lessee hereby reassigns to Lessor all of Lessee's right, title and interest in and to any of the Existing Leases which have not been terminated, and in and to any other subleases of the affected Terminals or portions thereof which Lessee may have granted during the Term hereof which have not been terminated. Lessee hereby indemnifies and holds Lessor harmless from any and all claims arising from any breach or default in the performance of any of Lessee's obligations under such Existing Leases or subleases during the Term (or from any of Lessor's obligations thereunder which were assumed by Lessee) or from any other activity or matter related to or arising during the Term from any of such Existing
Leases or subleases, including any and all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action brought thereon.

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     7. QUIET ENJOYMENT. Lessor covenants and agrees that so long as Lessee observes and performs all of the agreements and covenants required of it hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Premises for the Term without any encumbrance or hindrance by Lessor. If Lessee's use of any Terminal is limited or denied through rezoning, environmental impact edict, or other action of any public or quasi-public agency, this Lease, at the sole option of Lessee, shall terminate with respect to such Terminal as of the effective date of such action and the rent applying to the unexpired portion of the Term with respect to such Terminal will abate.

     8. UTILITIES. Lessee shall pay for all utilities used by it, and shall be responsible for repair and maintenance of all utility systems serving the Premises.

     9. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this lease or sublet all or any part of any Terminal without Lessor's prior written consent, which shall not be unreasonably withheld. If Lessee requests approval of any assignment or sublease and Lessor fails to respond thereto within 5 business days, Lessor shall be deemed to have approved such request. Any disapproval of any such request by Lessor shall specify the reasons for such disapproval. However, Lessee shall have the right to assign to its parent corporation or to a wholly owned (directly or indirectly) subsidiary or its parent corporation without Lessor's consent. Any sublease or assignment in violation of this paragraph shall be voidable by Lessor. Any sublease submitted to Lessor for consent shall be substantially in the form of the lease attached hereto as Exhibit "F"; provided that Lessor shall not unreasonably withhold its consent to changes in such form. If Lessee assigns this Lease or subleases all or a part of any Terminal, Lessee agrees to remain primarily liable for the

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performance of all obligations under this Lease for the remaining Term. Upon the expiration or earlier termination of this Lease, each Terminal shall be surrendered to Lessor free of all subtenancies.

     10. ALTERATIONS AND ADDITIONS.

          10.1 Permitted Alterations; Removal. Lessee may make any alterations, improvements, or additions in, on or about the Premises which Lessee, in its sole discretion, deems necessary for the proper conduct of its business so long as such alterations are nonstructural and the value and utility of the Premises are not materially lessened thereby. Lessor, at its option, may require Lessee to remove all or part of such alterations, improvements, or additions upon expiration or termination of this Lease, and to restore the Premises to its condition prior to installation of the alteration, improvement or addition, all at Lessee's expense. Any personal property, trade fixtures, alterations, improvements, or additions not removed by Lessee within 90 days after the end of the Term shall automatically become the property of Lessor.

          10.2 Ownership of Alterations and Additions. Unless Lessor requires their removal, as set forth in paragraph 10.1, all alterations, improvements or additions which may be made to the Premises shall become the property of Lessor and remain upon and be surrendered with the Premises at the termination of this Lease.

     11. MECHANICS' LIENS. Lessee shall pay, when due, all claims for labor or materials furnished to Lessee at or for use in the Premises. Lessee shall not permit any mechanics' or materialmen's liens to be levied against the Premises for any labor

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or material furnished to Lessee or to Lessee's agents or contractors in connection with work of any character performed on the Premises at the direction of Lessee.

     12. REPAIRS AND MAINTENANCE.

          12.1 Lessor's Obligations. Lessor shall not be obligated to make any repairs to the Premises, whether structural or nonstructural. Lessee expressly waives the benefits of any statute or judicial decision now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good condition and repair.

          12.2 Lessee's Obligations. Subject to paragraphs 16 and 17 hereof and reasonable wear and tear, Lessee, at Lessee's expense, shall keep the Premises any every part thereof in good order, condition and repair (regardless of whether the damaged portion of the Premises or the means of repairing it are readily accessible to Lessee), including, but not limited to, the foundations, exterior walls, roof, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment, fixtures, interior walls and store front, ceilings, windows, doors, plate glass, and skylights, located on the Premises and all sidewalks, landscaping, driveways, parking lots, fences and signs located in the areas adjacent to the Premises.

          12.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Section 12, Lessor shall have the right, at its option, to enter the Premises, after at least ten (10) days prior notice to Lessee, and put the same in good order, condition and repair. The cost thereof together with interest at the lesser of three (3) percentage points above the prime or base

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     rate announced by Citibank, N.A., from time to time, or the maximum rate permitted by law, shall become due and payable to Lessor as additional rent, to be paid with Lessee's next rent installment.

          12.4 Major Repairs. If Lessee is required by the terms of this Lease, or otherwise desires, to make a repair to an Owned Terminal which (i) would cost more than $200,000.00; and (ii) would constitute a capital expenditure under generally accepted accounting principles; and (iii) is not a result of Lessee's negligent or willful act or omission with respect to the Terminal or of a policy or decision by Lessee to defer maintenance of the item needing repair, and Lessee wishes to have the benefit or paragraphs 12.4, 12.5 and 12.6, then Lessee shall notify Lessor in writing prior to making the repair, describing the nature of the repair, the reason why it is necessary, and the estimated cost. Within thirty (30) days after receipt of such notice, Lessor shall elect either to permit Lessee to terminate this Lease with respect to such Owned terminal in accordance with paragraph
     12.5 in lieu of making such repair, or to permit the repair, subject to the penalty for early termination described in paragraph 12.6.

          12.5 Termination by Lessee. If Lessor elects to permit Lessee to terminate this Lease with respect to such Owned Terminal, Lessor shall so notify Lessee within thirty (30) days after receipt of such notice from Lessee. Within sixty (60) days after receipt of Lessor's notice permitting termination, Lessee may, if it elects to so terminate the Lease as to the Terminal in question, inform Lessor of the effective date of termination, which shall be at least four (4) months, but no more than six (6) months after the date of Lessor's notice permitting termination. Such termination by Lessee shall not affect any of the rights or

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     obligations of the parties which may have accrued, or liabilities, accrued or otherwise, which may have arisen prior to termination.

          12.6 Penalty for Early Termination. If Lessor does not elect to permit termination by Lessee, and Lessee desires to obtain the benefit of this Section 12.6 with respect to the repair in question, then Lessee shall make the repair substantially in accordance with Lessee's proposal, and shall submit to Lessor reasonable documentation as to the cost of such repair. If at any time thereafter Lessor elects to terminate this Lease with respect to such Owned Terminal pursuant to paragraph 3.2, then Lessor shall pay to Lessee a termination penalty upon the effective date of termination in the amount of Lessee's then net book value of the capital repair item as of the effective date of termination, provided such net book value shall be based upon a straight-line amortization over a five (5) year period.

     13. TAXES.

          13.1 Payment of Taxes. Lessee shall pay to Lessor additional rent the amount of all real estate taxes applicable to the Premises during the Term, within ten (10) days after Lessor notifies Lessee of the amount of taxes due. Lessor shall pay such taxes and provide evidence of payment to Lessee prior to the date upon which such taxes would become delinquent or subject to penalty. Lessee shall pay all taxes assessed against and levied upon Lessee's trade fixtures and all other personal property of Lessee contained in the Premises.

          13.2 Definition of "Real Estate Taxes". As used herein, the term "real estate tax" includes any form of assessment, license fee, rent tax, levy, penalty, or tax imposed by any

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     authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, upon any legal or equitable interest of Lessor in the Premises, upon Lessor's right to rent or business of leasing the Premises, or upon Lessee's use or occupancy of the Premises; provided, however, that no tax upon Lessor's net income, or any inheritance, capital levy, franchise, or similar tax imposed upon Lessor as an entity, shall be treated as a "real estate tax" for purposes of this lease.

     14. INSURANCE.

          14.1 Property and Public Liability. Lessee shall maintain throughout the Term a policy or policies of:

             (a) Insurance against loss or damage to the Premises from time-to-time subject to this Lease in the amount of the full replacement cost thereof, against all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief, and special extended perils ("all risks"), but subject to a deductible amount of up to $500,000.00, naming Lessor as loss payee as its interest may appear; and

             (b) Comprehensive general liability insurance, providing coverage for liability with respect to the Premises, with a combined single limit of liability of not less than Ten Million Dollars ($10,000,000.00) per occurrence, naming Lessor as an additional insured; provided however that such insurance shall contain provisions to the effect that the naming of Lessor as an additional insured shall not affect any recovery to which Lessor would be entitled under

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        the policy if it were not so named, and that the insurance is primary and shall be without contribution from any similar insurance in effect by Lessor.

          14.2 Other Coverages. Lessee shall maintain throughout the Term, and Lessee shall require its permitted contractors or subtenants to maintain throughout the Term, at its or their sole cost and expense, in a form and in a company satisfactory to Lessor, the following policies of insurance:

             (a) Comprehensive Automobile Liability Insurance providing coverage for owned, non-owned, hired and leased vehicles used in connection with the Premises with limits of liability of not less than $5,000,000.00 combined single limit, per occurrence, naming Lessor as an additional insured; provided however that such insurance shall contain provisions to the effect that the naming of Lessor as an additional insured shall not affect any recovery to which Lessor would be entitled under the policy if it were not so named, and that the insurance is primary and shall be without contribution from any similar insurance in effect by Lessor; and

             (b) Workers' Compensation fully insuring Lessee, or its contractors or subtenants under the laws of the state in which the Premises is located, and Employer's Liability Insurance providing a limit of liability of at least $500,000.00.

          14.3 Certificates. Lessee agrees to provide a certificate of insurance evidencing the coverages specified in 14.1 and 14.2, providing for thirty
     (30) days' prior written notice to Lessor of any cancellation or reduced coverage, and Lessee shall

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     provide a renewal certificate at least thirty (30) days prior to the expiration of any such coverages.

          14.4 Waiver of Subrogation. Lessor and Lessee each hereby waive any rights of subrogation against the other, and Lessee and Lessor shall each require its respective permitted contractors or subtenants to waive any rights of subrogation against the other party hereto, for any loss to property insured under any policies of insurance, even if caused by the fault or negligence of the other party hereto.

        15. INDEMNITY.

          15.1 Lessee's Indemnification of Lessor. Subject to Section 14.4 above, Lessee hereby indemnifies and holds Lessor harmless from any and all claims arising from: (a) Lessee's use of the Premises, the conduct of its business, or any activity, work or things which are done or permitted by Lessee in or about the Premises; (b) any and all claims arising from any breach or default in the performance of any of Lessee's obligations under this Lease or arising from any act or omission of Lessee or any of its agents, contractors or employees; and (c) any and all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action brought thereon.

          15.2 Lessor's Indemnification of Lessee. Subject to paragraph 14.4 above, Lessor hereby indemnified and holds Lessee harmless from any and all claims arising from (a) Lessors (or its affiliates') use of the Premises, the conduct of its business, or any activity, work, or things which were done or permitted to be done in or about the Premises prior to the commencement of the Term, (b) any and all claims arising from any breach or default in the performance of any of Lessor's obligations under

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this Lease or arising from any act or omission of Lessor or any of its agents, contractors, or employees; and (c) any and all costs, attorneys' fees, expenses, and liabilities incurred in the defense of any such claim or action brought thereon.

          15.3 Indemnification Consistent. The foregoing indemnity obligations are intended to be supplementary to, and consistent with, the indemnities provided in the Acquisition Agreement. In the event of any conflict between the rights of the parties to indemnity hereunder and the rights thereto set forth in the Acquisition Agreement, the terms of the Acquisition Agreement shall control.

     16. DAMAGE OR DESTRUCTION. If a Terminal is partially damaged by fire or other casualty such that the cost to repair the damage is $100,000.00 or less, Lessee shall repair and restore such Terminal to a good tenantable condition with reasonable promptness and diligence. If a Terminal is damaged or destroyed by fire or other casualty such that the cost to repair the damage is more than $100,000.00, Lessee may at its option either terminate this Lease with respect to such Terminal or repair the Premises within a reasonable time. If Lessee elects to repair the Premises, it shall receive the proceeds of the "all risk" insurance and shall apply such proceeds to the cost of repair or restoration. If Lessee elects to terminate this Lease, it shall assign to Lessor the proceeds of any "all risk" insurance applicable to such Terminal received as a result of the damage or destruction, and shall pay to Lessor the deductible portion of such casualty loss.

     17. CONDEMNATION. If all of a Terminal or a substantial portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which)

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are herein called "condemnation"), this Lease shall automatically terminate with respect to such Terminal as of the date the condemning authority takes title or possession, whichever occurs first; however, if the condemning authority assumes Lessor's obligations under this Lease with respect to such Terminal, then Lessee shall have the right to elect, within thirty (30) days after the date of assumption to be bound by this Lease or to terminate this Lease with respect to such Terminal.

     If any other taking adversely and substantially affects Lessee's use of a Terminal then Lessee may elect to terminate this Lease with respect to such Terminal as of the date the condemning authority takes possession. Lessee's election to terminate shall be made in writing within thirty (30) days after Lessor has given Lessee written notice of the taking (or in the absence of such notice, within thirty (30) days after the condemning authority has taken possession). If Lessee does not terminate this Lease with respect to such Terminal in accordance with this paragraph 17, this Lease shall remain in full force and effect as to the portion of the Terminal remaining, except that rent shall be reduced in the proportion that the area taken diminishes the value and use of the Terminal to Lessee. In addition, Lessee, at its expense, to the extent condemnation awards are available to Lessee for such purposes, shall promptly repair any damage to the Terminal caused by condemnation and restore the remainder of the Terminal to the reasonable satisfaction of Lessor.

     Any award or payment made upon condemnation of all or any part of a Terminal shall be the property of Lessor, whether such award or payment is made as compensation for the taking of the fee or as severance damages; provided Lessee shall be entitled to any separate award or payment for loss of or damage to

Lessee's trade fixtures, removable personal property, and alterations, additions and improvements made to the Terminal by Lessee after the commencement of this Lease, and to a portion of Lessor's award or payment which does not exceed ten percent (10%) of the value of the improvements at the Terminal in question for repair or restoration of the Terminal pursuant to this paragraph 17.

     Lessor shall give notice to Lessee within thirty (30) days after receipt of notification from any condemning authority of its intention to take all or a portion of a Terminal.

     Notwithstanding anything, expressed or implied, to the contrary contained in this Lease, Lessee, at its own expense, may in good faith contest any such award for loss or damage to Lessee's trade fixtures, removable personal property, and additions, alterations and improvements made to the Terminal by Lessee, and for repair or restoration of the Terminal.

     A termination of this Lease by lessor due to condemnation of a Terminal shall not be counted as a termination pursuant to paragraph 3.2 of this Lease.

     18. DEFAULTS; REMEDIES.

          18.1 Defaults. The occurrence of any one or more of the following events constitutes a material default and breach of this Lease by Lessee:

             (a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where the failure continues for a period of ten (10) days after notice thereof from Lessor to Lessee.

             (b) The failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than those described in subparagraph (a) above, where the failure continues for a period of thirty (30) days after notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within the thirty (30) day period and thereafter diligently completes the cure.

          18.2 Remedies upon Default. In the event of any such material default or breach by Lessee, Lessor may, after giving notice as provided above, pursue those remedies available to Lessor under the laws or judicial decisions of the state(s) in which the Premises (or the applicable portions thereof) are located. A breach or default by Lessee under Clause 18.1(a) above with respect to one Terminal shall constitute a default with respect to all Terminals. However, any breach or default by Lessee under Clause 18.1(b) above with respect to any one Terminal shall not constitute a default with respect to other Terminals and Lessor's termination or other rights in respect of such default shall be limited to the Terminal with respect to which such default occurred.

     18.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of it within a reasonable time, but in no event later than thirty (30) days after notice by Lessee to Lessor; provided that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for performance, then Lessor shall not be in default if Lessor commences performances within the thirty (30) day period and thereafter diligently completes performance.

          18.4 Lender Protective Provisions. Lessor, upon providing Lessee with any notice of (i) a default by Lessee in the payment of rentals or other monies, or (ii) any breach of any other covenants of this Lease, shall at the same time provide a copy of such notice to every leasehold mortgagee of Lessee who has provided Lessor with notice of its mortgage. No notice of any default or breach of Lessee shall be deemed to have been duly given by Lessor unless and until a copy thereof has been provided to every mortgagee entitled thereto. From and after the date such notice has been given to Lessee and such mortgagees, each of such mortgagees shall have the same period for remedying such default or beach as is given to Lessee to remedy, commence remedying or cause to be remedied the default or breach specified in any such notice. Lessor shall accept such performance by or at the instigation of any such mortgagee as if the same had been done by Lessee. Lessee authorizes each mortgagee to take any such action at such mortgagee's option and does hereby authorize entry upon the Premises by the mortgagee(s) for such purposes.

     Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Lessor to terminate this lease, Lessor shall have no right to so terminate this Lease so long as any such mortgagee shall (i) pay or cause to be paid the rent and other monetary obligations of Lessee under this Lease as the same becomes due, and continue its good faith efforts to perform all of Lessee's other obligations under the Lease, and (ii) if not enjoined or stayed, take steps to acquire or sell Lessee's interest in this Lease and the Premises by foreclosure of the mortgage or other appropriate means and prosecute the same to completion with due diligence. The time for completion by such mortgagee of its proceedings shall continue so long as such mortgagee is enjoined or stayed and thereafter for so long as such mortgagee proceeds to complete steps to acquire and sell Lessee's interest in the Lease and the Premises by foreclosure of the mortgage or by other appropriate means, with reasonable diligence and continuity. Nothing in this paragraph, however, shall be construed to extend this Lease beyond the Term, nor to require a mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if Lessee had not defaulted hereunder. Upon the acquisition of the leasehold estate herein by such mortgagee or its designee or any other purchaser at a foreclosure sale or otherwise, and with respect to the Subleased Terminals, provided any required consents of Overlandlords are obtained, this Lease shall continue in full force and effect as if Lessee had not defaulted hereunder.

     19. SUBORDINATION. Lessor shall have the right, at any time or times during the Term of this Lease, to mortgage Lessor's interest in the Premises for any purposes, and Lessee will, if requested by the lender, subordinate its interest in the Premises to the lien of lender's mortgage or trust deed, provided the lender agrees in writing, in recordable form, not to disturb Lessee's possession of the Premises under this Lease, so long as Lessee is not in default of any of the terms, conditions, and covenants of this Lease, and to accept the performance by Lessee of its covenants and obligations hereunder if such mortgage shall be foreclosed (hereinafter referred to as "non-disturbance agreement").

     Any mortgage or lien created against the Premises or any portion thereof shall contain, and the mortgagee or lienholders shall execute, a non-disturbance agreement in favor of Lessee and its successors and assigns.

     20. SURRENDER.

          20.1 General. On the last day of the Term, or on any sooner termination, Lessee shall surrender the Premises to Lessor in broom clean and good condition, subject to paragraphs 16 and 17 hereof, and ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by Lessee's use thereof, or by Lessee's removal of items pursuant to paragraph 10.1, which shall include the patching and filling of holes and repair of structural damage.

          20.2 Lessee's Obligations Upon Termination. Lessee expressly covenants and agrees that upon termination of cancellation of this Lease with respect to any or all Terminals, Lessee shall provide Lessor with a written statement and/or such other reasonable evidence acceptable to Lessor, representing and warranting that no impairment to the environment exists from its operations or facilities on the Premises. Lessee further covenants and agrees that it shall be held solely and fully liable for, and shall indemnify and hold Lessor harmless from, any and all citations, fees, penalties, fines, environmental control measures or other expenses which may in any manner result from or be associated with Lessee's use of the Premises, and which did not exist or accrue prior to the commencement date of the Term. This clause shall survive termination of this Lease.

     21. HOLDING OVER. If Lessee remains in possession of any Terminal after the expiration of the Term, or after termination of this Lease, and without the execution of a new Lease, Lessee shall be deemed to be occupying the Terminal in question as a tenant from month-to-month, at a monthly rent of twice the rent being paid by Lessee in respect of such Terminal in the last month of the Term, plus all other charges payable with respect to such Terminal, and shall otherwise be subject to all of the conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy.

     22. SIGNS. Lessee may erect such signs on the exterior or interior of the Premises as lessee may deem desirable if the signs do not violate the laws, rules, or regulations of the municipality in which the premises is situated. Lessee shall remove all signs, whether existing at the commencement of this Lease or erected thereafter, from the interior and exterior of each Terminal at the expiration or termination of this Lease with respect to such Terminal.

     23. LESSOR'S ACCESS. Lessor and Lessor's agent shall have the right to enter the Premises at reasonable times during normal business hours upon 24 hours advance notice to Lessee, for the purpose of inspecting, showing to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which it is a part as Lessor deems necessary or desirable.

     24. NOTICES. All acceptances, approvals, consents, notices, demands or other communications required or permitted to be given or sent by either party to the other, shall be deemed to have been fully given when made in writing and delivered in person or deposited in the United States mail, certified and postage prepaid, addressed to:

     LESSOR:       The Greyhound Corporation
                   Real Estate Department
                   Mail Station 502
                   Greyhound Tower
                   Phoenix, Arizona 85077

    LESSEE:                              GLI Realty Company
                                         2400 InterFirst Plaza
                                         Dallas, Texas 75202

     The address to which any such written communication may be given or sent to either party may be changed by written notice given by such party as above provided.

     25. RULES OF CONSTRUCTION. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof. The language in all parts of this Lease shall be construed as a whole according to its fair meaning, and not strictly for or against either Lessor or Lessee. "Premises" may mean one Terminal or all Terminals as the context requires.

     26. EFFECT OF WAIVERS. No waiver by Lessor or Lessee of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Lessee or Lessor of the same or any other provision. Lessor's consent to or approval of any act by Lessee shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee.

     27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     28. BINDING EFFECT. This Lease shall bind the parties hereto and their personal representatives, successors and assigns.

     29. AMENDMENTS. This Lease may not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

     30. TAXES, UTILITIES AND MECHANICS' LIENS. Notwithstanding anything expressed or implied to the contrary contained in this Lease, Lessee, at its own expense, may in good faith contest charges for taxes or utilities or mechanics' lien claims and, in the event of such contest, may permit the items contested to remain unpaid during the period of the contest and any appeal therefrom; provided that such nonpayment shall not be permitted to cause a loss or forfeiture of any part of the Premises. Lessor shall render to Lessee all assistance reasonably possible in contesting such charges including joining in and signing any protest or pleadings which Lessee deems advisable to file. Should any refund be made of any charges paid by Lessee, the amount of such refund shall belong to and be paid to Lessee.

     31. MISCELLANEOUS.

          31.1 Attachments, Headings, Terms. All attachments referred to herein are hereby incorporated by reference into this Lease. The headings and underscorings contained herein are for convenience purposes only and shall not be used to interpret nor be deemed to extend or limit the specific sections. The word or words enclosed in quotation marks shall be construed as defined terms for purposes of this agreement. The terms "Lessor" and "Lessee" shall be construed to mean, when required by the context, the directors, officers, elected officials, employees, invitees, contractors, materialmen, servants and agents of Lessor and Lessee.

          31.2 Attorneys' Fees. If either party named herein brings an action to enforce the terms of this Lease or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys' fees, together with all reasonable investigation and similar costs and all actual court costs to be paid by the losing party as fixed by the court.

          31.3 Executive and Delivery. This Lease shall not be binding nor confer any rights upon either party unless and until executed and mutually delivered by and between both parties.

          31.4 Relationship of Parties. This Lease does not create the relationship of principal and agent or a partnership or joint venture or of any association other than that of Lessor and Lessee.

          31.5 Lessor's Interests. With respect to the Owned Terminals, the liabilities of the "Lessor" hereunder shall be borne solely by the owner or owners of the Terminal in question (whether Lessor or Lessor's successors or assigns) at the time the liability in question arose; provided, however, that no transfer or assignment of an Owned Terminal shall release or relieve any owner thereof in respect of any liability or obligation which has accrued hereunder as of the transfer. With respect to the Subleased Terminals, no transfer or assignment by the original Lessor hereunder shall release or relieve such original Lessor from its contractual liabilities and obligations to Lessor under this Lease (accrued or yet to accrue), but the provisions of the preceding sentence shall be applicable to any of the original Lessor's successors or assigns.

          31.6 Governing Law. With respect to each Terminal, this Lease shall be governed by and construed in accordance with the laws of the State in which such Terminal is located.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed as of the day and year first above written.

                                            LESSOR:

                                            GREYHOUND LINES, INC.,
                                            a California corporation

                                            By: /s/ RICHARD C. STEPHAN
                                               ----------------------------

                                            Name:
                                                 --------------------------

                                            Title:  Vice President

                                            LESSEE:

                                            GLI REALTY COMPANY,
                                            a Delaware corporation

                                            By: /s/ CRAIG R. LENTZSCH
                                               ----------------------------

                                            Name:
                                                 --------------------------

                                            Title:  Vice President